Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Tix Corporation


We hereby consent to the incorporation by reference in the previously filed Registration Statement of Tix Corporation on Form S-8 (File No. 333-113245) of our report, dated March 23, 2006, appearing in this Annual Report on Form 10-KSB of Tix Corporation for the fiscal year ended December 31, 2005.


/s/ WEINBERG & COMPANY, P.A.

Los Angeles, California
March 28, 2006